Exhibit 10.1

*CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Project Management Services Agreement

by and among

Bitech Technologies Corporation,

Emergen Energy LLC

and

Energy Independent Partners LLC

i

Article VII.	Indemnification	15

Section 7.01	Indemnification of Bitech.	15
Section 7.02	Indemnification of EIP .	16
Section 7.03	Procedure.	16
Section 7.04	Periodic Payments.	17
Section 7.05	Insurance.	18
Section 7.06	Time Limit.	18
Section 7.07	Certain Limitations.	18
Section 7.08	Effect of Investigation.	18
Section 7.09	Exclusive Remedy.	18
Article VIII.	Miscellaneous	19

Section 8.01	Governing Law	18
Section 8.02	Waiver of Jury Trial.	19
Section 8.03	Dispute Resolution.	19
Section 8.04	Limitation on Damages.	21
Section 8.05	Specific Performance.	21
Section 8.06	Notices	21
Section 8.07	Attorneys’ Fees	22
Section 8.08	Third Party Beneficiaries	22
Section 8.09	Expenses	22
Section 8.10	Entire Agreement	22
Section 8.11	Survival	22
Section 8.12	Amendment; Waiver	23
Section 8.13	Arm’s Length Bargaining; No Presumption Against Drafter.	23
Section 8.14	Headings.	23
Section 8.15	No Assignment or Delegation.	23
Section 8.16	Commercially Reasonable Efforts	23
Section 8.17	Further Assurances.	23
Section 8.18	Counterparts	23

Exhibits

Exhibit A	BESS Development Projects
Exhibit B	Solar Development Projects

ii

Project Management Services Agreement

Dated as of April 24, 2024

This Project Management Services Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and between (i) Bitech Technologies Corporation, a Delaware corporation (“Bitech”); (ii) Emergen Energy LLC, a Delaware limited liability company and a wholly owned subsidiary of Bitech (“Emergen”); and (iii) Energy Independent Partners LLC, a Delaware limited liability company (“EIP”). Each of Bitech, Emergen and EIP may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, Bitech, Emergen and certain affiliates of EIP are parties to that certain Membership Interest Purchase Agreement, dated as of April 14, 2024 (the “MIPA”), pursuant to which the parties thereto agreed, subject to the terms and conditions therein, that Bitech would acquire all of the membership interests of Emergen from an affiliate of EIP and the parties and their affiliates would undertake certain additional transactions at and following the closing of the acquisition of Emergen, including the entry into of this Agreement; and

WHEREAS, the closing of the transactions as set forth in the MIPA are closing simultaneously with the execution of this Agreement, and the Parties now desire to enter into this Agreement in connection therewith;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and Interpretations

Section 1.01 Definitions. The following terms, as used herein, have the following meanings

(a)	“AAA” has the meaning set forth in Section 8.03(d).

(b)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(c)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(d)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(e)	“BESS Development Fees” has the meaning set forth in Section 2.06(a).

(f)	“BESS Development Projects” has the meaning set forth in Section 2.01.

(g)	“BESS Initial Fee” has the meaning set forth in Section 2.06(a).

(h)	“BESS RTB Fee” has the meaning set forth in Section 2.06(a).

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(i)	“BESS” has the meaning set forth in Section 2.01.

(j)	“Bitech Board” means the Board of Directors of Bitech.

(k)	“Bitech Indemnified Party” has the meaning set forth in Section 7.01.

(l)	“Bitech Organizational Documents” has the meaning set forth in Section 4.01.

(m)	“Bitech” has the meaning set forth in the introductory paragraph hereto.

(n)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by Law or executive order to close.

(o)	“Common Stock” has the meaning set forth in Section 2.06.

(p)	“Confidential Information” has the meaning set forth in Section 5.01(b).

(q)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” have correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(r)	“Development Fees” means BESS Development Fees, Solar Development Fees, and Other Development Fees.

(s)	“Development Projects” means BESS Development Projects, Solar Development Projects, and Other Development Projects.

(t)	“Direct Claim” has the meaning set forth in Section 7.03(b).

(u)	“Disclosing Party” has the meaning set forth in Section 5.01(a).

(v)	“Effective Date” has the meaning set forth in the introductory paragraph hereto.

(w)	“EIP Indemnified Party” has the meaning set forth in Section 7.02.

(x)	“EIP” has the meaning set forth in the introductory paragraph hereto.

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(y)	“Emergen” has the meaning set forth in the introductory paragraph hereto.

(z)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(aa)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)	“Financing” means any equity capital, debt financing, through investment rounds, public offerings, private placements, or any other means of raising funds, and the like, which Bitech raises, such as debt facilities, project-level financing, and similar financial arrangements.

(cc)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(dd)	“GW” has the meaning set forth in Section 2.01.

(ee)	“Indemnified Party” has the meaning set forth in Section 7.03.

(ff)	“Indemnifying Party” has the meaning set forth Section 7.03.

(gg)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(hh)	“Liabilities” means any liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(ii)	“Losses” and “Loss” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(jj)	“Material Non-Public Information” has the meaning set forth in Section 5.01(i).

(kk)	“MIPA” has the meaning set forth in the introductory paragraph hereto.

(ll)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by a Governmental Authority.

(mm)	“Other Development Fees” has the meaning set forth in Section 2.06(c).

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(nn)	“Other Development Projects” has the meaning set forth in Section 2.03.

(oo)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(pp)	“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(qq)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(rr)	“Purpose” has the meaning set forth in Section 5.01(a).

(ss)	“Receiving Party” has the meaning set forth in Section 5.01(a).

(tt)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(uu)	“RTB Status” means, with respect to any Development Project, the status attained at the time that (i) all Permits required for development of such Development Project have been obtained; (ii) which has sufficient rights to use all necessary real property; and (iii) for which the applicable draft interconnection agreement has been received.

(vv)	“SEC Reports” has the meaning set forth in the introductory paragraph to Article IV.

(ww)	“SEC” means the U.S. Securities and Exchange Commission.

(xx)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(yy)	“Services” has the meaning set forth in Section 2.04(a).

(zz)	“Solar Development Fees” has the meaning set forth in Section 2.06(b).

(aaa)	“Solar Development Projects” has the meaning set forth in Section 2.02.

(bbb)	“Solar Initial Fee” has the meaning set forth in Section 2.06(b).

(ccc)	“Solar RTB Fee” has the meaning set forth in Section 2.06(b).

(ddd)	“Standstill Period” has the meaning set forth in Section 5.01(h).

(eee)	“Supply Agreements” has the meaning set forth in Section 2.01(c).

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(fff)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any Liability therefor as a transferee (including under Section 6901 of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(ggg)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(hhh)	“Term” has the meaning set forth in Section 2.05.

(iii)	“Third-Party Claim” has the meaning set forth in Section 7.03(a).

(jjj)	“Transaction Documents” means this Agreement, the MIPA, the other “Transaction Documents” as defined in the MIPA, and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(kkk)	“Transactions” means the transactions contemplated by the Transaction Documents.

(lll)	“W” has the meaning set forth in Section 2.06.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. Project Management Services

Section 2.01 BESS Development Projects. The Parties acknowledge and agree that, pursuant to the MIPA, certain Affiliates of EIP have transferred to Emergen certain rights to fully develop a portfolio of renewable energy development assets, which includes certain battery energy storage system (“BESS”) projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) located in the United States and further described in Exhibit A attached hereto along with certain term sheets and agreements with capital providers since May 2023, whether or not finalized (collectively, the “BESS Development Projects”), which consist of the following:

(a)	Documents that substantiate Emergen’s rights to own, lease or otherwise acquire the right to use the real property where the BESS Development Projects will be located;

(b)	Construction and engineering plans and contracts to construct the physical facility that will operate the BESS;

(c)	Agreements that entitle Emergen to acquire the batteries and major system components necessary to operate each BESS Development Project (the “Supply Agreements”);

(d)	All Permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each BESS Development Project; and

(e)	All other contracts related to the development and operation of each BESS Development Project.

Section 2.02 Solar Development Projects. The Parties acknowledge and agree that, pursuant to the MIPA, certain Affiliates of EIP have transferred to Emergen certain rights to fully develop a portfolio of renewable energy development assets, which includes certain solar development projects with a cumulative capacity estimated at 3.840 GW located in the United States and further described in Exhibit B attached hereto along with certain term sheets and agreements with capital providers, whether or not finalized (collectively, the “Solar Development Projects”). Each Solar Development Project shall consist of the following:

(a)	Documents that substantiate Emergen’s rights to own, lease or otherwise acquire the right to use the real property where the Solar Development Projects will be located;

(b)	Construction and engineering plans and contracts to construct the physical facility that will operate the Solar Development Project;

(c)	Agreements that entitle Emergen to acquire the solar development projects to operate each Solar Development Project;

(d)	All Permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each Solar Development Project; and

(e)	All other contracts related to the development and operation of each Solar Development Project.

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Section 2.03 Other Development Projects. Bitech holds certain rights or may obtain certain rights to fully develop a portfolio of renewable energy development assets, which are neither BESS Development Projects nor Solar Development Projects, located in the United States along with certain term sheets and agreements with capital providers negotiated, whether or not finalized (collectively, the “Other Development Projects”).

Section 2.04 Project Management Services.

(a)	During the Term (as defined below), and in consideration of the payments as set forth herein, EIP shall provide to Emergen the following project management services in connection with the development and operation of each of the Development Projects (collectively, the “Services”):

(i)	EIP shall assist as needed with qualifying the Development Projects for financing;

(ii)	EIP shall assist as needed with achieving RTB Status for Development Projects; and

(iii)	If Emergen decides to forego the development of a Development Project, EIP shall assist as needed with (i) marketing the Development Project to a third party or (ii) develop and retain the Development Project outside of Emergen.

(b)	Notwithstanding the definition of the “Services” as set forth above, it is acknowledged and agreed by the Parties that EIP carries no professional licenses, and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws, and that EIP shall specifically not provide any of the following services to the Bitech or any of its Affiliates: (i) negotiation for the sale of any of Bitech’s or any of its Affiliates’ securities or participation in discussions between Bitech or any of its Affiliates and potential investors; (ii) assisting in structuring any transactions involving the sale of any of Bitech’s or any of its Affiliates’; (iii) engaging in any pre-screening of potential investors to determine their eligibility to purchase any securities or engaging in any pre-selling efforts for the Bitech’s or any of its Affiliates’ securities; (iv) discussing details of the nature of the securities sold or whether recommendations were made concerning the sale of the securities; (v) engaging in due diligence activities; (vi) providing advice relating to the valuation of or the financial advisability of any investments in Bitech or any of its Affiliates; or (vii) handling any funds or securities on behalf of the Bitech or any of its Affiliates.

Section 2.05 Term. The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall terminate on the earlier to occur of (i) all of the Development Projects reaching RTB Status or being sold to a third party; and (ii) the Parties’ mutual agreement in writing to terminate this Agreement and the Term.

Section 2.06 Payment for Services.

(a)	In consideration of the provision of the Services related to the BESS Development Projects, and subject to the terms and conditions herein, during the Term, Bitech shall pay EIP the following amounts: (i) the sum of $9,825,000, which the Parties acknowledge and agree shall be deemed payment for prior actions of Affiliates of EIP with respect to the BESS Development Projects (the “BESS Initial Fee”); and (ii) $0.03 per W for each applicable BESS Development Project, subject to such BESS Development Project achieving RTB Status (as to each BESS Development Project, the “BESS RTB Fee”). The BESS Initial Fee and the BESS RTB Fees may be referred to collectively as the “BESS Development Fees”.

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(b)	In consideration of the provision of the Services related to the Solar Development Projects, and subject to the terms and conditions herein, during the Term, Bitech shall pay EIP the following amounts: (i) the sum of $19,200,000, which the Parties acknowledge and agree shall be deemed payment for prior actions of Affiliates of EIP with respect to the Solar Development Projects (the “Solar Initial Fee”); and (ii) $0.03 per W for each applicable Solar Development Project, subject to such Solar Development Project achieving RTB Status (as to each Solar Development Project, the “Solar RTB Fee”). The Solar Initial Fee and the Solar RTB Fees may be referred to collectively as the “Solar Development Fees”.

(c)	In consideration of the provision of the Services related to the Other Development Projects, and subject to the terms and conditions herein, during the Term, for each Other Development Project in which Bitech engages, Bitech shall pay EIP the higher of either (a) fifty percent (50%) of the gross margin or (b) $0.02 per W in cash, subject to such Other Development Project achieving RTB Status (the “Other Development Fees”).

Section 2.07 Timing of Payment of Fees.

(a)	The BESS Initial Fee and the Solar Initial Fee shall not be due or payable until Bitech has completed one or more Financings which have resulted in Bitech receiving net proceeds of at least $5,000,000, and at such time 15% of the proceeds from such Financing(s) shall be used to make payment on the BESS Initial Fee and the Solar Initial Fee, to be apportioned equally between the two. Thereafter, 15% of any additional proceeds of Financings shall similarly be used to make payment on the BESS Initial Fee and the Solar Initial Fee, to be apportioned equally between the two, until the BESS Initial Fee and the Solar Initial Fee have been paid in full. In the event that the BESS Initial Fee and the Solar Initial Fee have been not paid in full from the 15% of the proceeds of such Financings, any remaining portions of the BESS Initial Fee and the Solar Initial Fee shall be due and payable on the 24-month anniversary of the Effective Date.

(b)	Subject to the requirements as set forth in clause (ii) of Section 2.06(a) and the other limitations herein, the BESS RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable BESS Development Project to be able to pay such BESS RTB Fees. Subject to the requirements as set forth in clause (ii) of Section 2.06(b) and the other limitations herein, the Solar RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable Solar Development Project to be able to pay such Solar RTB Fees.

(c)	Subject to the requirements as set forth in Section 2.06(c) and the other limitations herein, the timing and other requirements for the payment of Other Development Fees shall be as agreed in writing by the Parties via an addendum to this Agreement prior to the Parties undertaking such Other Development Projects.

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Section 2.08 Additional Requirements. Subject to the terms and conditions herein, in addition to the other requirements herein, payment of the BESS RTB Fees, the Solar RTB Fees and any Other Development Fees will further be contingent upon (ii) Cole W. Johnson (a) remaining an employee or consultant to Emergen and/or the head of the BESS and Solar Division of Bitech and/or (b) as an interest owner in the EIP during the period of time in which the applicable BESS RTB Fees, the Solar RTB Fees or Other Development Fees are payable. Subject to the foregoing, the BESS RTB Fees, the Solar RTB Fees or Other Development Fees shall be payable within ten (10) days of satisfaction of the conditions to payment as set forth herein.

Section 2.09 Payment for Sale of Development Projects. In the event Bitech decides not to proceed with any Development Project(s), Bitech may elect to sell such Development Project(s) to one or more third parties. In such event, Bitech and EIP shall mutually agree to a sales price for the applicable Development Project(s) being sold, and provided that the Parties acknowledge and agree that any sale agreement for such Development Projects shall provide that the buyer thereof shall remain obligated to pay to EIP the BESS Development Fees and/or the Soler Development Fee(s), as applicable, to the extent not already paid by Bitech hereunder, unless otherwise agreed upon by Bitech and EIP.

Section 2.10 Reports. During the Term, Bitech shall provide EIP with a monthly financial report of each Development Project within ten (10) days after each financial quarter ending on March 31, June 30, September 30, and December 31.

Section 2.11 Audits. EIP shall have the right to audit the books and records of Bitech relating to the Development Projects for the purposes of determining the correctness of EIP’s computation and payment of the Development Fees. Such audit may not be conducted more than once in any calendar year and shall be conducted during normal business hours by a national public accounting firm selected by EIP at its cost and reasonably acceptable to Bitech, provided that such accounting firm enters into a reasonable confidentiality agreement prior to commencing any such audit. Bitech shall provide such accounting firm with access to all pertinent books and records and shall reasonably cooperate with such accounting firm’s efforts to conduct such audits. If there has been an underpayment of the aggregate Development Fees due for any calendar year of more than $25,000, Bitech shall reimburse EIP for the reasonable out-of-pocket costs (including accountants’ fees) incurred by EIP in connection with such audit.

Section 2.12 Non-Solicitation. During the Term, and for a period of twenty-four (24) months from the date of termination or expiration of the Term, Bitech shall not, directly or indirectly, solicit for employment or hire, in any capacity, any employee of EIP or any of EIP’s affiliates, or directly or indirectly solicit, entice, or attempt to solicit or entice any clients, customers, or suppliers of EIP or any subsidiary of EIP to divert their business or services from EIP or any subsidiary of EIP, unless expressly agreed in writing; provided, however, that the foregoing provision will not prevent either EIP or Bitech from employing any such person who contacts EIP or Bitech on said person’s own initiative without any direct or indirect solicitation or encouragement from EIP or Bitech or who responds to a general advertisement by Bitech not specifically directed to such person.

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Section 2.13 Non-Disparagement. The Parties agree not to disparage the other Party, or the other Party’s directors, officers, managers, owners, counsel, clients, shareholders, present or former employees, independent contractors, agents, or other associated individuals, or otherwise take any action which could reasonably be expected to adversely affect the other Party’s personal or professional reputation or the general business interests or endeavors of the other Party, provided that the provisions herein shall not restrict any Party from complying with any applicable Laws or regulations or providing truthful testimony or other information as may be required by any court of Governmental Authority. For purposes of this Section 2.13, “disparage” shall mean any negative statement, whether written or oral, about either Party, or either Party’s directors, officers, managers, owners, counsel, clients, shareholders, present or former employees, independent contractors, agents, or other associated individuals. The Parties further agree that this non-disparagement provision is a material term of this Agreement, the absence of which would have resulted in the Parties refusing to enter into this Agreement. This Section 2.13 shall remain in effect upon termination of this Agreement.

Section 2.14 Additional Documents. During and following the Term, each of the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to or following the Effective Date, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Article III. Representations and Warranties of EIP

As an inducement to, and to obtain the reliance of Bitech and Emergen, EIP represents and warrants to Bitech and Emergen as follows:

Section 3.01 Existence and Power. EIP is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the state of Delaware, and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. EIP has full limited liability company power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of EIP’s organizational documents. EIP has taken all actions required by Law, its organizational documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by EIP in connection herewith constitute the valid and binding obligations of EIP, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 No Conflict With Other Instruments. None of the execution, delivery or performance by EIP of this Agreement or any other Transaction Document to which it is a party does or will contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to EIP.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by EIP requires any consent, approval, license, or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

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Section 3.06 No Brokers. EIP has not retained any broker or finder in connection with any of the Transactions, and EIP has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of Bitech

As an inducement to, and to obtain the reliance of EIP, Bitech represents and warrants to EIP, as follows, and other than as set forth in the reports and filings made by Bitech with the SEC pursuant to the Securities Act or the Exchange Act (the “SEC Reports”), as follows:

Section 4.01 Corporate Existence and Power. Bitech is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of Bitech as in effect on the Effective Date (the “Bitech Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Bitech Organizational Documents. Bitech has taken all action required by Law, Bitech Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and Bitech has full power, authority, and legal right and has taken all action required by Law, Bitech Organizational Documents or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Bitech Organizational Documents. Bitech has taken all actions required by Law, Bitech Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by Bitech in connection herewith constitute the valid and binding obligations of Bitech, enforceable in accordance with its or their terms, except as may be limited the Enforceability Exceptions.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by Bitech and the consummation of the Transactions by Bitech will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Bitech is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Bitech requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.06 No Brokers. Bitech has not retained any broker or finder in connection with any of the Transactions, and Bitech has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

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Article V. Additional Covenants of the Parties

Section 5.01 Confidentiality.

(a)	For purposes of this Agreement, the Party disclosing Confidential Information (as defined below) hereunder shall be referred to as the “Disclosing Party” and the Party receiving Confidential Information hereunder shall be referred to as the “Receiving Party”. Each Party, as the Receiving Party, agrees to use the Confidential Information of the Disclosing Party received by the Receiving Party solely for the purposes of complying with the terms and conditions of this Agreement and enforcing its rights, and obtaining its benefits, hereunder (the “Purpose”).

(b)	For purposes of this Agreement, and except as provided below, “Confidential Information” of Disclosing Party shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Disclosing Party and its subsidiaries and Affiliates, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, in each case which is disclosed by the Disclosing Party or on its behalf, after the date hereof, to the Receiving Party either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Disclosing Party unless otherwise specifically indicated in writing to the contrary. The fact that the Parties are communicating regarding a potential business relationship shall also be deemed “Confidential Information” under this Agreement.

(c)	The Receiving Party agrees to use the Confidential Information of the Disclosing Party only for the Purpose and shall use reasonable care not to disclose Confidential Information to any non-Affiliated third party, such care to be at least equal to the care exercised by Receiving Party as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Receiving Party agrees that it shall make disclosure of any such Confidential Information of the Disclosing Party only to its Affiliates and their respective Representatives, to whom disclosure is reasonably necessary for the Purpose. Receiving Party shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Receiving Party shall be responsible for the failure of its Representatives to comply with the terms of this Agreement.

(d)	Without the prior consent of the Disclosing Party, the Receiving Party shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information of the Disclosing Party.

(e)	Receiving Party acknowledges that the Confidential Information of the Disclosing Party disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Receiving Party agrees it will not knowingly export, directly or indirectly, any Confidential Information of the Disclosing Party or any direct product incorporating any Confidential Information of the Disclosing Party, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups, or companies prohibited by the United States Government unless proper authorization is obtained.

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(f)	Nothing herein shall be construed as granting to Receiving Party or its Affiliates any right or license to use or practice any of the information defined herein as Confidential Information of the Disclosing Party and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents, or other intellectual property rights now or hereafter owned or controlled by the Disclosing Party. Except as allowed by applicable law, Receiving Party shall not use any trade name, service mark or trademark of the Disclosing Party or refer to the Disclosing Party in any promotional or sales activity or materials without first obtaining the prior written consent of the Disclosing Party.

(g)	The obligations imposed in Section 5.01(c) shall not apply to any Confidential Information that (i) was already in the possession of Receiving Party at the time of disclosure without restrictions on its use or is independently developed by Receiving Party after the effective date of this Agreement, provided that the person or persons developing same have not used such information received from the Disclosing Party, or is rightfully obtained from a source other than from the Disclosing Party; (ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Receiving Party; (iii) is obtained by Receiving Party from a third person who is under no obligation of confidence to the Disclosing Party; or (iv) is disclosed without restriction by the Disclosing Party.

(h)	EIP acknowledges and agrees that Bitech is a public company, currently trading on the OTC Markets. EIP agrees that, for as long as any information, including Confidential Information of Bitech, continues to meet the definition of Material Non-Public Information (as defined below) as set forth herein (the “Standstill Period”), EIP shall not, and EIP shall ensure that none of its Affiliates or Representatives shall: (i) buy or sell any securities or derivative securities of or related to Bitech, or any interest therein; (ii) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act, as amended, or the rules and regulations thereunder, or of the Exchange Act, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder; (iii) effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in (1) any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of Bitech or any of its subsidiaries, (2) any tender or exchange offer, merger or other business combination involving Bitech or any of its subsidiaries, (3) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Bitech or any of its subsidiaries, or (4) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of Bitech; (iv) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the securities of Bitech; (v) make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving Bitech or its securities or assets; (vi) otherwise act, alone or in concert with others, to seek to control or influence the management, Bitech Board or policies of Bitech; (vii) take any action which might force Bitech to make a public announcement regarding any of the types of matters set forth in clause (iii) of this Section 5.01(h); or (viii) enter into any discussions or arrangements with any third party with respect to any of the foregoing. EIP also agrees during the Standstill Period not to request Bitech (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 5.01(h) (including this sentence).

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(i)	For purposes of this Agreement “Material Non-Public Information” shall mean any information obtained by EIP, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to Bitech or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have an effect on the price, value or trading price of Bitech’s equity securities or debt, or any derivatives thereof, whether positive or negative.

Section 5.02 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify each of the other Parties of:

(a)	any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions;

(b)	any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and

(c)	any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

Article VI. Termination; Survival

Section 6.01 Termination. This Agreement may be terminated at any time prior to the expiration of the Term:

(a)	By the mutual written consent of the Parties;

(b)	By Bitech if EIP has violated or breached any of the covenants or agreements of EIP set forth herein, or any of the representations or warranties of EIP set forth herein has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by EIP, within twenty (20) Business Days after receipt by EIP of written notice thereof from Bitech;

(c)	By EIP if Bitech or Emergen has violated or breached any of the covenants or agreements of Bitech or Emergen set forth herein, or any of the representations or warranties of Bitech or Emergen set forth herein has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by Bitech or Emergen, within twenty (20) Business Days after receipt by Bitech of written notice thereof from EIP; or

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(d)	By any Party, if a court of competent jurisdiction or other Governmental Authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such order or action shall have become final and nonappealable; or

Section 6.02 Specific Enforcement. Notwithstanding the foregoing, the Parties acknowledge and agree that (i) if Bitech has a right to terminate this Agreement pursuant to the provisions of Section 6.01(b), Bitech may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 8.05; and (ii) if EIP has a right to terminate this Agreement pursuant to the provisions of Section 6.01(c), EIP may elect not to terminate this Agreement and may instead seek to specifically enforce this Agreement pursuant to the provisions of Section 8.05.

Section 6.03 Survival After Termination. If this Agreement is terminated by in accordance with Section 6.01, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any Party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that:

(a)	To the extent not fully paid prior to such termination, the BESS Initial Fee and the Solar Initial Fee shall remain payable to EIP pursuant to the terms and conditions herein, as though this Agreement and the Term remained in effect;

(b)	In the event of any sale of any Development Projects following such termination, the provisions of Section 2.09 shall continue to apply, with respect to the payment of any portion of the BESS Initial Fee and the Solar Initial Fee which has not been paid by Bitech as of the date of such termination;

(c)	this Section 6.03 and Article VIII, and any such additional provisions as required to give effect to the provisions of Section 6.03(a) and Section 6.03(b) shall survive the termination of this Agreement; and

(d)	nothing herein shall relieve any Party from any liability for fraud or any willful and material breach of the provisions of this Agreement prior to the termination of this Agreement.

Article VII. Indemnification

Section 7.01 Indemnification of Bitech. EIP hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law, Bitech, Emergen and each of their Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Bitech Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any Bitech Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of EIP contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of EIP or any of its Representatives.

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Section 7.02 Indemnification of EIP . Bitech hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable Law, EIP and its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “EIP Indemnified Party”), against and in respect of any and all Losses incurred or sustained by any EIP Indemnified Party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of Bitech or Emergen contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of any of Bitech or Emergen or any of their Representatives.

Section 7.03 Procedure. The following shall apply with respect to all claims by any EIP Indemnified Party or Bitech Indemnified Party for indemnification with respect to actions by third-parties (with any references herein to an “Indemnified Party” being a reference to an EIP Indemnified Party or a Bitech Indemnified Party, as applicable, and any references herein to an “Indemnifying Party” being a reference to Bitech or EIP, as applicable):

(a)	Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof, provided that the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

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(b)	Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 7.03(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party consents to such firm offer the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party objects to such offer, or does not provide a response to such firm offer within ten days after its receipt of such notice (in which case the Indemnified Party shall be deemed to not have consented to such offer), the Indemnified Party shall thereafter assume the defense of such Third-Party Claim and shall continue to contest or defend such Third-Party Claim and in such event the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party has assumed the defense pursuant to this Section 7.03(b), the Indemnified Party shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)	Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted liability for such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)	Cooperation. Upon a reasonable request made by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 7.04 Periodic Payments. Any indemnification required by this Article VII for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Party to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

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Section 7.05 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third-party reimbursement actually received.

Section 7.06 Time Limit. The obligations of Bitech and EIP under Section 7.01 and Section 7.02, respectively, shall expire two (2) years from the expiration of the Term, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article VII which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Section 7.07 Certain Limitations. The indemnification provided for in Section 7.01 and Section 7.02 shall be subject to the following limitations:

(a)	EIP shall not be liable to Bitech Indemnified Parties for indemnification under Section 7.01 until the aggregate amount of all Losses in respect of indemnification under Section 7.01 exceeds $10,000 (the “Basket”), in which event EIP shall be required to pay or be liable for all such Losses in excess of the Basket.

(b)	Bitech shall not be liable to the EIP Indemnified Parties for indemnification under Section 7.02 until the aggregate amount of all Losses in respect of indemnification under Section 7.02 exceeds the Basket, in which event Bitech shall be required to pay or be liable for all such Losses in excess of the Basket.

Section 7.08 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and any indemnified party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the any indemnified party’s or by reason of the fact that such indemnified party knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 7.09 Exclusive Remedy. The indemnification provisions contained in this Article VII shall be the sole and exclusive remedy of the Parties with respect to the Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties hereto or any other provision of this Agreement or arising out of the Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Transactions. In furtherance of the foregoing, each Party hereto, for itself and on behalf of its Affiliates, hereby waives, to the fullest extent permitted under applicable Law and except as otherwise specified in this Article VII, any and all rights, claims and causes of action it may have against any other Party hereto relating to the subject matter of this Agreement or any other agreement, certificate or other document or instrument delivered pursuant to this Agreement, arising under or based upon any applicable Law.

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Article VIII. Miscellaneous

Section 8.01 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Orange County, California. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 8.02 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.02. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 8.03 Dispute Resolution.

(a)	In any dispute over or in any way related to the provisions of this Agreement and in all other disputes among the Parties hereto, including issues of enforceability, termination, and arbitrability, the dispute shall be resolved as set forth in this Section 8.03.

(b)	The Parties shall first negotiate in good faith to attempt to resolve the Dispute.

(c)	In the event that the Parties are unable to resolve the dispute as set forth in Section 8.03(b) within thirty (30) days) of the commencement of efforts to do so, then the dispute shall then be submitted to non-binding mediation. The Parties shall apply to the American Arbitration Association for a mediator, with the mediation to take place via remote teleconference means unless otherwise agreed between the Parties.

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(d)	In the event that the mediation as set forth in Section 8.03(c) fails to resolve all of the issues between or among the Parties, or if mediation is not held within sixty (60) days of the commencement of efforts to resolve the dispute pursuant to Section 8.03(b), then the matter or any remaining matters shall be submitted to final, non-appealable and binding arbitration before a panel of three (3) arbitrator. The arbitration shall be held by the American Arbitration Association (the “AAA”) in accordance with the Commercial Arbitration Rules of the AAA. The arbitration will be conducted in English. Each of Bitech and EIP shall choose one (1) arbitrator to serve on the arbitration tribunal, with those two (2) arbitrators choosing the third arbitrator to serve on the arbitration tribunal. Arbitration shall be held via remote teleconference means unless otherwise agreed between the Parties, and if required by the arbitrators to be held in person, shall be held in Orange County, California. The arbitrators may issue any preliminary, injunctive, and/or equitable relief.

(e)	Nothing in this Section 8.03 will serve to restrict the ability to apply for emergency relief.

(f)	Any Party may, after failure of the negotiation and mediation procedures above, commence arbitration of the dispute by sending a written request for arbitration to all other Parties. The request shall state the nature of the dispute to be resolved by arbitration, and arbitration shall be commenced as soon as practical after such Parties receive a copy of the written request. The Parties may not bring suit regarding any disputes, controversies, or claims subject to this Section 8.03 in any venue other than an arbitration pursuant to this Section 8.03, except in order to enforce this Section 8.03 or enforce an arbitral award made pursuant to this Section 8.03. In the event that a Party attempts to bring an action in violation of this Section 8.03, the Parties agree that the other Parties will be entitled to the arbitrators or judge entering an injunction to enjoin such unauthorized action.

(g)	All Parties shall initially share the cost of arbitration, but the prevailing Party or Parties shall be awarded attorneys’ fees, costs, and other expenses of arbitration as determined by the arbitrators. All arbitration decisions shall be final, binding, and conclusive on all the Parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable Law in any court having jurisdiction to do so. The Parties agree that the arbitral award shall be recognized by any applicable courts pursuant to all applicable statutes, conventions, and treaties. This Section 8.03 shall survive any expiration or termination of this Agreement, any merger or integration clause, and shall continue to inure to the benefit of the Parties hereto, for all purposes.

(h)	The Laws of the State of Delaware shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the Laws of the State of Delaware applicable to a contract negotiated, signed, and wholly to be performed in the State of Delaware, which Laws the arbitrators shall apply in rendering their decision. The arbitrators shall issue a written decision, setting forth findings of fact and conclusions of Law, within sixty (60) days after they shall have been selected. The arbitrators shall have no authority to award punitive or other exemplary damages.

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(i)	On application to the arbitrators, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the arbitrators shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 8.03(h).

(j)	Any judgment upon any award rendered by the arbitrators may be entered in and enforced by any court of competent jurisdiction. The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) located in Orange County, California to enforce any award of the arbitrators or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The Parties expressly consent to the personal and subject matter jurisdiction of the arbitrators to arbitrate any and all matters to be submitted to arbitration hereunder. None of the Parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the Parties) shall have been absent from such arbitration for any reason, including that such Party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

Section 8.04 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 8.05 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.06 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Bitech, to:

Bitech Technologies Corporation

Attention: Benjamin Tran

895 Dove Street, Suite 300

Newport Beach, CA 92660

Email: ben@bitech.tech

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With a copy, which shall not constitute notice, to:

Anthony, Linder & Cacomanolis, PLLC

Attn: John Cacomanolis and Lazarus Rothstein

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email: jcacomanolis@alclaw.com; lrothstein@alclaw.com

If to EIP, to:

Energy Independent Partners LLC

Attention: Cole Johnson

777 Main St Ste 3000

Fort Worth, TX 76102-5365

Email: cole.johnson@cwj-bl.com

with a copy, which shall not constitute notice, to:

Kearney, McWilliams & Davis, PLLC

Attn: 77036 Bridgelink

55 Waugh #150

Houston, TX 77007

Email: bnevills@kmd.law; jwalters@kmd.law; vpatel@kmd.law

Section 8.07 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.08 Third Party Beneficiaries. This contract is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, members, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 8.09 Expenses. Subject to Article VII, Section 8.03 and Section 8.07, and other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 8.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the expiration or termination of the Term for a period of two years.

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Section 8.12 Amendment; Waiver.

(a)	This Agreement cannot be amended, except by a writing signed by each of the Parties and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)	Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

Section 8.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 8.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 8.15 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 8.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 8.17 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 8.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Bitech Technologies Corporation

By:	/s/ Benjamin Tran
Name:	Benjamin Tran
Title:	Chief Executive Officer

Emergen Energy LLC

By:	Bitech Technologies Corporation
Its:	Manager

By:	/s/ Benjamin Tran
Name:	Benjamin Tran
Title:	Chief Executive Officer

Energy Independent Partners LLC

By:	/s/ Cole Johnson
Name:	Cole Johnson
Title:	Manager

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Exhibit A

BESS Development Projects

ISO	State	Zone	BESS (Mwac)	BESS (MWhr)
[***]	TX	ERCOT-Houston	100	400
[***]	TX	ERCOT-South	100	400
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	60	240
[***]	TX	ERCOT/West	100	400
[***]	TX	ERCOT/North	120	480
ERCOT			840	3,360

WECC
[***]	TX	WECC	25	100
[***]	AZ	WECC	100	400
[***]	AZ	WECC	100	400
[***]	AZ	WECC	100	400
[***]	AZ	WECC	100	400
TOTAL			425	1,700

PJM
[***]	VA	PJM	50	200
[***]	PA	PJM	50	200
TOTAL			100	400

MISO
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
[***]	LA	MISO	120	480
TOTAL			600	2,400
TOTAL Mwac			1,965	7,860

Exhibit B

Solar Development Projects

ISO	State	Zone	Solar (MWac)
ERCOT
[***]	TX	ERCOT-Houston	100
[***]	TX	ERCOT-South	100
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
[***]	TX	ERCOT/West	120
TOTAL			1,040

WECC
[***]	TX	WECC	50
[***]	AZ	WECC	250
[***]	AZ	WECC	250
[***]	AZ	WECC-PURPA	75
[***]	AZ	WECC-PURPA	75
[***]	AZ	WECC	325
[***]	AZ	WECC-PURPA	75
[***]	AZ	WECC	250
[***]	AZ	WECC	250
TOTAL			1,600

PJM
[***]	VA	PJM	100
[***]	PA	PJM	150
TOTAL			250

MISO
[***]	LA	MISO	250
[***]	LA	MISO	250
[***]	LA	MISO	225
[***]	LA	MISO	225
TOTAL			950
TOTAL Mwac			1,93,84065